EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BSD Medical Corporation (the “Company”) on Form 10-Q for the quarterly period ended May 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William S. Barth, Chief Financial Officer (Principal Accounting and Financial Officer) of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operatons of the Company.

/s/ William S. Barth
William S. Barth
Chief Financial Officer
(Principal Accounting and Financial Officer)
July 10, 2014